Exhibit 99.1

Media Relations Contact:

Suzanne Keen

972-453-7875

suzanne.keen@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex Media announces fourth quarter and full year 2014 earnings

DALLAS, Mar. 12, 2015 — Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions through direct relationships with local businesses, today announced financial results for the fourth quarter and year ended Dec. 31, 2014.

Key highlights for full year 2014:

•                  9.2% digital ad sales growth

•                  $388M net cash provided by operating activities

•                  $381M bank debt retired

•                  $43M business transformation costs recognized

“2014 was the first full year of operation for our combined company, and we made progress on many fronts,” said Joe Walsh, president and CEO. “As we look to 2015 and beyond, we are fully focused on reshaping the business and creating a sustainable future.”

Fourth Quarter and Year Ended Dec. 31, 2014

$ in millions
GAAP Reporting	4Q’ 14	FY ’14
Operating Revenue	$433	$1,815
Operating (Loss)	$(41)	$(4)
Net (Loss)	$(145)	$(371)

Non-GAAP Reporting	4Q’ 14	FY ’14
Operating Revenue and Pro forma Operating Revenue(1)	$433	$1,845
Adjusted EBITDA and Adjusted Pro forma EBITDA(1)	$173	$715
Adjusted EBITDA and Adjusted Pro forma EBITDA margin(1)	40.0%	38.8%

Financial Metrics	4Q’ 14	FY ’14
Print Ad Sales	-24.5%	-22.0%
Digital Ad Sales	4.8%	9.2%
Total	-16.7%	-13.8%

(1) These represent non-GAAP measures. Pro forma Operating Revenue includes Dex One Corporation (Dex One) and SuperMedia Inc. (SuperMedia), the predecessor companies, operating revenue as if the merger had occurred prior to 2012 and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted and Adjusted Pro forma EBITDA represents earnings before interest; taxes; depreciation and amortization; and other nonrecurring items, including adjustments for reorganization items, merger transaction and integration costs, severance costs, business transformation costs,  long term incentive compensation, asset write downs, and employee benefit plan amendments. Adjusted Pro forma EBITDA includes Dex One and SuperMedia EBITDA as if the merger had occurred prior to 2012; and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA margin is calculated by dividing Adjusted Pro forma EBITDA by Pro forma Operating Revenue.

Cash provided by operations for the year ended Dec. 31, 2014 was $388 million less $18 million in capital expenditures which resulted in free cash flow, a non-GAAP measure, of $370 million.  The Company had a cash balance of $171 million as of Dec. 31, 2014.

Acquisition Accounting Statement

On April 30, 2013, the merger of Dex One and SuperMedia was consummated, with 100% of the equity of SuperMedia being exchanged for equity in Dex Media.  We accounted for the business combination using the acquisition method of accounting, with Dex One identified as the acquiring entity for accounting purposes.  Prior to the merger with Dex One, SuperMedia had deferred revenue and deferred directory costs on its consolidated balance sheet.  These amounts represented future revenue and cost that would have been amortized by SuperMedia from May 2013 through April 2014 that was not recognized by Dex Media.  As a result of acquisition accounting, the fair value of deferred revenue and deferred directory costs was determined to have no future value, thus were not recognized in the operating results of Dex Media. The exclusion of these items from our operating results did not have any impact on the cash flows of Dex Media. See the attached schedules and our annual report on Form 10-K for additional information on the merger and the financial impacts on our results.

Earnings Call and Webcast Information

Dex Media will host an investor call at 10 a.m. EST today. Individuals within the United States can access today’s call by dialing 888-603-6873. International participants should dial 973-582-2706. The pass code for the call is: 92843916. In order to ensure a prompt start time, please dial into the call by 9:50 a.m. EST.  A replay of the teleconference will be available at 800-585-8367.  International callers can access the replay by calling 404-537-3406. The replay pass code is: 92843916. The replay will be available through Apr. 02, 2015. In addition, a live webcast will be available on Dex Media’s website in the Investor Relations section at www.dexmedia.com.

Basis of Presentation and Non-GAAP Financial Measures

The financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted pro forma non-GAAP results.  Dex Media believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, Dex Media believes the non-GAAP results provide useful information to management and investors by excluding certain nonrecurring items that Dex Media believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Dex Media’s performance, and Dex Media believes that non-GAAP results provide investors with financial measures that most closely align to its internal financial measurement processes.

About Dex Media

Dex Media (NASDAQ: DXM) is a full-service media company offering integrated marketing solutions that deliver measurable results. As the marketing department for more than 490,000 small and medium-sized businesses across the U.S., Dex Media helps them Get Found, Get Chosen and Get Talked About. The company’s widely used consumer services include the DexKnows.com® and Superpages.com® search portals and applications as well as local print directories. For more information, visit www.DexMedia.com.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words may, will, could, should, would, believe, anticipate, forecast, estimate, expect, preliminary, intend, plan, project, outlook and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general.  Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following:  our ability to provide assurance for the long-term continued viability of our business; our ability to comply with the financial covenants and other restrictive covenants in our credit facilities; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; our ability to obtain additional financing or refinance our existing indebtedness on satisfactory terms or at all; our ability to accurately report our financial results due to a material weakness in our internal control over financial reporting; possible changes in our credit rating; changes in our operating performance; our ability to implement our business transformation program as planned; our ability to realize the anticipated benefits in the amounts and at the times expected from the business transformation program; the risk that the amount of costs associated with our business transformation program will exceed estimates; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to anticipate or respond to changes in technology and user preferences; our ability to maintain agreements with major Internet search and local media companies; competition from other yellow page directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses; the outcome of pending or future litigation and other claims; and other events beyond our control that may result in unexpected adverse operating results.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other periodic reports we file with the Securities and Exchange Commission “SEC”, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated herein by reference.  If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof or, in the case of statements incorporated by reference, on the date of the document incorporated by reference and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Dex Media, Inc.	Schedule A
Consolidated Statements of Comprehensive Loss

Reported (GAAP)

(dollars in millions, except per share amounts)

	Year Ended	Year Ended
Unaudited	12/31/14	12/31/13	% Change

Operating Revenue	$1,815	$1,444	25.7

Operating Expenses
Selling	436	383	13.8
Cost of service (exclusive of depreciation and amortization)	576	479	20.3
General and administrative	164	209	(21.5)
Depreciation and amortization	643	765	(15.9)
Impairment charge	—	458	(100.0)
Total Operating Expenses	1,819	2,294	(20.7)

Operating (Loss)	(4)	(850)	(99.5)
Interest expense, net	356	316	12.7
(Loss) Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(360)	(1,166)	(69.1)

Reorganization items	—	38	(100.0)
Gains on early extinguishment of debt	2	9	(77.8)
(Loss) Before Provision (Benefit) for Income Taxes	(358)	(1,195)	(70.0)
Provision (benefit) for income taxes	13	(376)	NM
Net (Loss)	$(371)	$(819)	(54.7)

Other Comprehensive Income (Loss)
Adjustments for pension and other post-employment benefits, net of taxes	(51)	10	NM
Comprehensive (Loss)	$(422)	$(809)	(47.8)

Basic and Diluted (Loss) per Common Share	$(21.43)	$(54.89)	(61.0)
Basic and diluted weighted-average common shares outstanding	17.3	14.9

Dex Media, Inc.	Schedule B
Consolidated Statements of Comprehensive Loss

Reported (GAAP)

(dollars in millions, except per share amounts)

	Three Mos. Ended	Three Mos. Ended
Unaudited	12/31/14	12/31/13	% Change

Operating Revenue	$433	$429	0.9

Operating Expenses
Selling	103	110	(6.4)
Cost of service (exclusive of depreciation and amortization)	136	141	(3.5)
General and administrative	75	55	36.4
Depreciation and amortization	160	241	(33.6)
Impairment charge	—	458	(100.0)
Total Operating Expenses	474	1,005	(52.8)

Operating (Loss)	(41)	(576)	(92.9)
Interest expense, net	87	95	(8.4)
(Loss) Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(128)	(671)	(80.9)

Reorganization items	—	1	(100.0)
Gains on early extinguishment of debt	—	9	(100.0)
(Loss) Before Provision (Benefit) for Income Taxes	(128)	(663)	(80.7)
Provision (benefit) for income taxes	17	(107)	NM
Net (Loss)	$(145)	$(556)	(73.9)

Other Comprehensive (Loss)
Adjustments for pension and other post-employment benefits, net of taxes	(60)	20	NM
Comprehensive (Loss)	$(205)	$(536)	(61.8)

Basic and Diluted (Loss) per Common Share	$(8.35)	$(32.29)	(74.1)
Basic and diluted weighted-average common shares outstanding	17.4	17.2

Dex Media, Inc.	Schedule C
Reconciliation of Non-GAAP Measures

(dollars in millions)

	Year Ended	Year Ended
Unaudited	12/31/14	12/31/13

Net (Loss) - GAAP	$(371)	$(819)
Add/(subtract) non-operating items:
Provision (benefit) for income taxes	13	(376)
Interest expense, net	356	316
Reorganization items,(3)	—	38
Gains on early extinguishment of debt (4)	(2)	(9)
Operating (Loss) - GAAP	(4)	(850)
Depreciation and amortization	643	765
EBITDA (non-GAAP) (1)	639	(85)

Adjustments and pro forma items:
Adjustments for SuperMedia acquisition accounting (5)	21	428
Merger transaction costs (6)	—	37
Merger integration costs (7)	41	55
Business transformation costs (8)	43	—
Severance (9)	—	3
Employee benefit plan amendments (10)	(42)	(38)
Long term incentive compensation (11)	10	11
Asset write downs (12)	3	8
Impairment charge (13)	—	458
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$715	$877

Operating Revenue - GAAP	$1,815	$1,444
SuperMedia revenue excluded from GAAP revenue (14)	30	740
Pro Forma Operating Revenue (non-GAAP)	$1,845	$2,184

Operating (loss) margin (15)	-0.2%	-58.9%
Impact of depreciation and amortization	35.4%	53.0%
EBITDA margin (non-GAAP) (16)	35.2%	-5.9%
Impact of adjustments and pro forma Items	3.6%	46.1%
Adjusted Pro Forma EBITDA margin (non-GAAP) (17)	38.8%	40.2%

	Year Ended	Year Ended
Unaudited	12/31/14	12/31/13

Net cash provided by operating activities - GAAP	$388	$360
SuperMedia operating cash flow excluded from GAAP results	—	55
Adjustment for merger transaction cash costs	—	36
Net cash provided by operating activities - GAAP and Adjusted Pro Forma net cash provided by operating activities (non-GAAP)	$388	$451
Less: Additions to fixed assets and capitalized software - GAAP	(18)	(24)
Less: SuperMedia additions to fixed assets and capitalized software not included in GAAP results	—	(6)
Additions to fixed assets and capitalized software - GAAP and Pro Forma additions to fixed assets and capitalized software (non-GAAP)	(18)	(30)
Free Cash Flow (non-GAAP) and Adjusted Pro Forma Free Cash Flow (non-GAAP) (18)	$370	$421

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule D
Reconciliation of Non-GAAP Measures

(dollars in millions)

Unaudited	Three Mos. Ended 12/31/14	Three Mos. Ended 12/31/13

Net (Loss) - GAAP	$(145)	$(556)
Add/(subtract) non-operating items:
Provision (benefit) for income taxes	17	(107)
Interest expense, net	87	95
Reorganization items(3)	—	1
Gains on early extinguishment of debt (4)	—	(9)
Operating (Loss) - GAAP	(41)	(576)
Depreciation and amortization	160	241
EBITDA (non-GAAP) (1)	119	(335)

Adjustments and pro forma items:
Adjustments for SuperMedia acquisition accounting (5)	—	62
Merger transaction costs (6)	—	1
Merger integration costs (7)	8	13
Business transformation costs (8)	43	—
Long term incentive compensation (11)	3	3
Asset write downs (12)	—	8
Impairment charge (13)	—	458
Adjusted EBITDA (non-GAAP) and Adjusted Pro Forma EBITDA (non-GAAP) (2)	$173	$210

Operating Revenue - GAAP	$433	$429
SuperMedia revenue excluded from GAAP revenue (14)	—	84
Operating Revenue - GAAP and Pro Forma Operating Revenue (non-GAAP)	$433	$513

Operating (loss) margin (15)	-9.5%	-134.3%
Impact of depreciation and amortization	37.0%	56.2%
EBITDA margin (non-GAAP) (16)	27.5%	-78.1%
Impact of adjustments and pro forma Items	12.5%	119.0%
Adjusted EBITDA (non-GAAP) and Adjusted Pro Forma EBITDA margin (non-GAAP) (17)	40.0%	40.9%

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule E
Consolidated Balance Sheets

Reported (GAAP)

(dollars in millions)

Unaudited	December 31, 2014	December 31, 2013

Assets
Current assets
Cash and cash equivalents	$171	$156
Accounts receivable, net of allowances of $30 and $26	151	218
Deferred directory costs	161	183
Deferred tax assets	—	9
Prepaid expenses and other	14	27
Assets held for sale	—	16
Total current assets	497	609
Fixed assets and capitalized software, net	64	106
Goodwill	315	315
Intangible assets, net	794	1,381
Pension assets	45	41
Other non-current assets	7	12
Total Assets	$1,722	$2,464

Liabilities and Shareholders’ (Deficit)
Current liabilities
Current maturities of long-term debt	$124	$154
Accounts payable and accrued liabilities	167	166
Accrued interest	20	20
Deferred revenue	93	126
Total current liabilities	404	466
Long-term debt	2,272	2,521
Employee benefit obligations	127	132
Deferred tax liabilities	30	28
Unrecognized tax benefits	11	19
Other liabilities	—	1

Stockholders’ (deficit):
Common stock, par value $.001 per share, authorized - 300,000,000 shares: issued and outstanding -17,608,580 at December 31, 2014 and 17,601,520 at December 31, 2013	—	—
Additional paid-in capital	1,554	1,551
Retained (deficit)	(2,591)	(2,220)
Accumulated other comprehensive (loss)	(85)	(34)
Total shareholders’ (deficit)	(1,122)	(703)
Total Liabilities and Shareholders’ (Deficit)	$1,722	$2,464

Dex Media, Inc.	Schedule F
Consolidated Statements of Cash Flows
Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

(dollars in millions)

	Year Ended	Year Ended
Unaudited	12/31/14	12/31/13	$ Change

Cash Flows from Operating Activities
Net (loss)	$(371)	$(819)	$448
Reconciliation of net (loss) to net cash provided by operating activities:
Depreciation and amortization	643	765	(122)
Provision for deferred income taxes	11	(351)	362
Provision for unrecognized tax benefits	(8)	(32)	24
Provision for bad debts	26	23	3
Non-cash interest expense	93	69	24
Stock-based compensation expense	4	4	—
Impairment charge	—	458	(458)
Employee retiree benefits	(8)	(3)	(5)
Employee benefit plan amendments	(42)	—	(42)
Gains on early extinguishment of debt	(2)	(9)	7
Non-cash reorganization items	—	32	(32)
Changes in assets and liabilities:
Accounts receivable	41	291	(250)
Deferred directory costs	26	(46)	72
Other current assets	11	11	—
Accounts payable and accrued liabilities	(27)	(32)	5
Other items, net	(9)	(1)	(8)
Net cash provided by operating activities	388	360	28

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(18)	(24)	6
Cash acquired in acquisition	—	154	(154)
Proceeds from sale of building	13	—	13
Net cash provided by (used in) investing activities	(5)	130	(135)

Cash Flows from Financing Activities
Debt repayments	(367)	(505)	138
Debt issuance costs and other financing items, net	(1)	(1)	—
Net cash (used in) financing activities	(368)	(506)	138
Increase (decrease) in cash and cash equivalents	15	(16)	31
Cash and cash equivalents, beginning of year	156	172	(16)
Cash and cash equivalents, end of period	$171	$156	$15

	Year Ended	Year Ended
Non-GAAP Financial Reconciliation - Free Cash Flow	12/31/14	12/31/13	$ Change
Unaudited

Net cash provided by operating activities - GAAP	$388	$360	$28
Less: Additions to fixed assets and capitalized software	(18)	(24)	6
Free Cash Flow (non-GAAP)	$370	$336	$34

Dex Media, Inc.	Schedule G

Metrics

Advertising Sales	Three Mos. Ended	Three Mos. Ended	Year Ended	Year Ended
Unaudited	12/31/14	12/31/13	12/31/14	12/31/13

Print Products Sales
% Change year-over-year	(24.5)%	(18.9)%	(22.0)%	(20.8)%

Digital Sales
% Change year-over-year	4.8%	5.1%	9.2%	5.9%

Total Advertising Sales(1)
% Change year-over-year	(16.7)%	(13.8)%	(13.8)%	(15.1)%

Notes:

(1)  Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both Dex One and SuperMedia, for all periods presented.

Other Metrics	Three Mos. Ended	Three Mos. Ended	Year Ended	Year Ended
Unaudited	12/31/14	12/31/13	12/31/14	12/31/13

% of Revenue Sourced from Digital Solutions	32%	26%	29%	24%

	As of	As of
Unaudited	12/31/14	12/31/13

% Clients with a Digital Relationship	38%	34%

Dex Media, Inc.	Schedule H
Reconciliation of Non-GAAP Measures End Notes

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)	Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs. Adjusted Pro Forma EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs and pro forma items.

Adjusted Pro Forma results for 2014 and 2013 reflect the combination of Dex One and SuperMedia as if the transaction had been consummated prior to January 1, 2012 and reflect certain other adjustments, including adjustments to exclude the effects of purchase accounting, merger transaction and integration costs, business transformation costs, severance, long term incentive compensation, asset write downs and employee benefit plan amendments.  Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of Dex Media would have been had the Dex One / SuperMedia merger transaction been consummated prior to January 1, 2012.

(3)

Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code. These costs include a non-cash charge of $32 million to write off the unamortized debt fair value adjustment associated with Dex One’s senior secured credit facilities in the year ended December 31, 2013.

(4)	Gains on early extinguishments of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(5)	This pro forma adjustment represents the EBITDA results of SuperMedia that as a result of acquisition accounting, were not included in the GAAP results of Dex Media.

(6)	Merger transaction costs represent costs associated with completing the merger between Dex One and SuperMedia.

(7)	Merger integration costs represent costs incurred to achieve synergies related to the merger of Dex One and SuperMedia.

(8)

Business transformation costs represent organizational restructuring costs incurred to transform the Company by launching virtual sales offices, enabling the Company to eliminate field sales offices, the automation of the sales process, integration of systems to eliminate duplicative systems and workforce reductions.

(9)	Severance costs are associated with SuperMedia headcount reductions in 2013 prior to the merger.

(10)	These adjustments for 2014 and 2013 include credits to expense related to pretax gains associated with employee benefit plan amendments.

(11)	Long term incentives include stock based compensation, other long term incentive compensation and the value creation program.

(12)	Asset write downs represent the write down of a building and the write down of certain fixed assets and capitalized software.

(13)	Represents a non-cash impairment charge associated with the write down of goodwill and intangible assets.

(14)	This pro forma adjustment represents the revenue results of SuperMedia that as a result of acquisition accounting, was not included in the GAAP results of Dex Media.

(15)	Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(16)	EBITDA margin (non-GAAP) is calculated by dividing EBITDA (non-GAAP) by GAAP operating revenue.

(17)

Adjusted EBITDA margin (non-GAAP) is calculated by dividing Adjusted EBITDA (non-GAAP) by Pro Forma operating revenue (non-GAAP) or operating revenue. Adjusted Pro Forma EBITDA margin is calculated by dividing Adjusted Pro Forma EBITDA (non-GAAP) by Pro Forma operating revenue (non-GAAP).

(18)

Adjusted Pro Forma Free Cash Flow (non-GAAP) is calculated by adding Dex Media’s cash from operations to the historical SuperMedia cash from operations less capital expenditures of Dex Media and the historical capital expenditures of SuperMedia, before operating cash flow payments for merger transaction costs. As a result of acquisition accounting, the historical results of SuperMedia prior to April 30, 2013 were not included in the GAAP operating results of Dex Media.